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                                                                    Exhibit 4.11


                    AMENDMENT TO RESTRICTED STOCK AGREEMENT



          THIS AMENDMENT TO RESTRICTED STOCK AGREEMENT is made and entered into as of May 1, 1997, by and among Wilsons The Leather Experts Inc., a Minnesota corporation (the "Company"), Joel Waller ("Waller"), David Rogers ("Rogers"), Carol Lund ("Lund"), David Sharp ("Sharp"), Michael Bode ("Bode"), Jed Jaffe (Jaffe), Douglas J. Treff ("Treff"), Betty Goff ("Goff") and David Tidmarsh ("Tidmarsh").

          WHEREAS, as of the date of this Agreement, the Company, Waller, Rogers, Lund, Sharp, Bode, Jaffe, Treff, Goff, Tidmarsh and certain other employees of the Company are parties to a Restricted Stock Agreement dated as of May 25, 1996 (the "Restricted Stock Agreement"), which relates to the shares of Class B Common Stock of the Company that constitute Restricted Shares, as that term is defined in the Restricted Stock Agreement, as long as such Restricted Shares remain unvested under the terms of the Restricted Stock Agreement (the Restricted Shares that remain unvested at the time in question are hereinafter sometimes referred to as "Unvested Restricted Shares") and which provides for the vesting of all or part of the Unvested Restricted Shares in certain events; and

          WHEREAS, 1,080,000 Restricted Shares (after giving effect to the October 11, 1996 .90 for 1 reverse stock split) were initially subject to the Restricted Stock Agreement; and

          WHEREAS, of that 1,080,000 Restricted Shares, approximately 198,018 shares have vested prior to the date of this Agreement based upon the Company's performance during the Measuring Period, as defined in the Restricted Stock Agreement, ended February 1, 1997; and

          WHEREAS, paragraph 2(a) of the Restricted Stock Agreement provides that no later than the beginning of each Measuring Period, commencing with the Measuring Period ending on January 31, 1998, the Board of Directors of the Company shall determine Target Annual EBITDA, as defined in the Restricted Stock Agreement, at the last day of the Measuring Period (the "Measuring Date"), which shall be at least $1 more than Target Annual EBITDA at the immediately preceding Measuring Date; and

          WHEREAS, Target Annual EBITDA at the Measuring Date occurring on February 1, 1997 was established in the Restricted Stock Agreement at $50,690,000 based upon the fact that the Measuring Period ended on February 1, 1997 did not commence until May 26, 1996, such that the losses incurred from February through May 25, 1996 (the "1996 Pre-Agreement Period") were not included in calculating such Target Annual EBITDA; and
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          WHEREAS, because such Measuring Period did not begin until May 26,
1996, the employees of the Company receiving Restricted Shares did not benefit from the improvement in the actual losses from operations during the 1996 Pre-Agreement Period as compared to the objectives established with respect to such losses for the 1996 Pre-Agreement Period; and

          WHEREAS, all Measuring Periods subsequent to the Measuring Period ended on February 1, 1997 are twelve-month periods which will include the losses from operations that customarily occur prior to May 26 of each Measuring Period; and

          WHEREAS, the Board of Directors has determined, based upon the budget of the Company for the fiscal year ending January 31, 1998 that has been approved by it, that that Target Annual EBITDA for the Measuring Period ending on January 31, 1998 shall be $36,531,000, provided that the Restricted Stock Agreement is amended to authorize such Target Annual EBITDA; and

          WHEREAS, the parties hereto deem it desirable to so amend the Restricted Stock Agreement and to further amend the Restricted Stock Agreement to create more flexibility as to the date by which the Board of Directors of the Company must determine Target Annual EBITDA; and

          WHEREAS, paragraph 12 of the Restricted Stock Agreement provides that the Restricted Stock Agreement may be amended by a writing signed by the Company and the employees who, together with their Permitted Transferees, as defined in the Restricted Stock Agreement, hold at least 80% of the Unvested Restricted Shares that are then outstanding; and

          WHEREAS, the parties hereto other than the Company hold at least 80% of the Unvested Restricted Shares that are presently outstanding.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Paragraph 2(a) of the Restricted Stock Agreement is hereby amended in its entirety to read as follows:

          (a) Notwithstanding anything to the contrary provided in this Agreement but subject to the provisions of paragraph 2(b) hereof, Target Annual EBITDA at the Measuring Date occurring on January 31, 1998 shall be $36,531,000. No later than March 15 of each Measuring Period, commencing with the Measuring Period ending on January 30, 1999, the Board of Directors shall determine Target Annual EBITDA at the Measuring Date occurring on the last day of such Measuring Period. Target Annual EBITDA at any such Measuring Date occurring on or after January 30, 1999, as so determined by the Board, shall be at least

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               $1 more than Target Annual EBITDA at the immediately preceding
               Measuring Date (as adjusted in any manner determined by the Board in good faith to be equitable in the event of an intervening acquisition or disposition of any business operations by the Company or any of its Subsidiaries (through stock purchase, asset acquisition or disposition, merger or otherwise) other than in the ordinary course of business). The Company shall notify each Employee and CVS New York, Inc. in writing of the Board's determination of Target Annual EBITDA at any Measuring Date promptly after making the same, provided that failure to give such notice on a timely basis shall not effect the vesting of the Restricted Shares hereunder.

     2. All references to Melville Corporation in the Restricted Stock Agreement shall be deemed to be references to CVS New York, Inc. to reflect the change in the name of Melville Corporation to CVS New York, Inc.

     3. The Restricted Stock Agreement shall continue in full force and effect, unmodified except as expressly amended hereby.

     4. This Agreement may be executed in two or more counterparts; each of which shall be an original, but all of which shall constitute but one agreement, and shall be effective only if executed by each of the parties hereto.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                              WILSONS THE LEATHER EXPERTS INC.


                              By       Joel N. Waller
                                 ---------------------------------------
                                 Its   Chairman
                                     -----------------------------------


                                       /s/ Joel N. Waller
                                 ---------------------------------------
                                       Joel N. Waller


                                       /s/ David L. Rogers
                                 ---------------------------------------
                                       David L. Rogers

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                                       /s/ Carol Lund
                                 ---------------------------------------
                                       Carol Lund


                                       /s/ David Sharp
                                 ---------------------------------------
                                       David Sharp


                                       /s/ Michael Bode
                                 ---------------------------------------
                                       Michael Bode


                                       /s/ Jed Jaffe
                                 ---------------------------------------
                                       Jed Jaffe


                                       /s/ Douglas J. Treff
                                 ---------------------------------------
                                       Douglas J. Treff


                                       /s/ Betty Goff
                                 ---------------------------------------
                                       Betty Goff


                                       /s/ David Tidmarsh
                                 ---------------------------------------
                                       David Tidmarsh

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